[LOGO]

                                                                   NEWS RELEASE


                    CONTACT:
                    Wendy L. Raway      John R. Danielson   Judith T. Murphy
                    Media Relations     Investor Relations  Investor Relations
                    (612) 973-2429      (612) 973-2261      (612) 973-2264

        U.S. BANCORP REPORTS RECORD OPERATING EARNINGS FOR 2ND QUARTER 1998


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                        2Q              2Q          PERCENT        YTD          YTD      PERCENT
   EARNINGS SUMMARY                                    1998            1997         CHANGE        1998         1997      CHANGE
----------------------------------------------------------------------------------------------------------------------------------
   ($ in millions, except per-share data)
   Before nonrecurring items*:
       Operating earnings                                $358.2          $302.7          18.3      $708.2       $594.9       19.0
       Operating earnings to common                       358.2           299.6          19.6       708.2        588.8       20.3
       Earnings per common share (diluted)                 0.48            0.40          20.0        0.94         0.79       19.0

   Net income                                             320.6           303.9           5.5       649.1        597.2        8.7

   Earnings per common share (diluted)                     0.43            0.41           4.9        0.86         0.80        7.5

   Dividends paid per common share                       0.1750          0.1550          12.9      0.3500       0.3100       12.9
   Book value per common share (period-end)                8.28            7.79           6.3

   Return on average common equity** (%)                   23.2            21.4                      23.4         21.1
   Return on average assets** (%)                          2.01            1.76                      2.02         1.75

   Net interest margin (%)                                 4.91            5.05                      4.95         5.07
   Efficiency ratio** (%)                                  49.7            49.7                      48.0         50.2
   Banking efficiency ratio***(%)                          46.0            49.7                      46.1         50.2

     * Net nonrecurring items totaled $(37.6) million, after-tax, in 2Q98 and $1.2 million, after tax, in 2Q97.

       Net nonrecurring items totaled $(59.1) million, after tax, year-to-date 1998, and $2.3 million, after tax, year-to-date
       1997.

    ** before nonrecurring items

   *** before nonrecurring items; without Piper Jaffray broker/dealer

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


MINNEAPOLIS, July 15, 1998 -- U.S. Bancorp (NYSE: USB) today reported record operating earnings of $358.2 million, or $.48 per diluted share, for the second quarter of 1998, compared with $302.7 million, or $.40 per diluted share, in the second quarter of 1997. Return on average common equity and return on average assets, excluding nonrecurring items, were 23.2 percent and 2.01 percent, respectively, in the second quarter of 1998, compared with returns, excluding nonrecurring items, of 21.4 percent and 1.76 percent in the second quarter of 1997.

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 2


     Including nonrecurring items, the Company recorded net income for the second quarter of 1998 of $320.6 million, or $.43 per diluted share, compared to net income of $303.9 million, or $.41 per diluted share, in the second quarter of 1997.

     On May 1, 1998, the Company completed the acquisition of Piper Jaffray Companies Inc., a full service investment banking and institutional and retail brokerage company, in a cash purchase transaction for $738 million.

     U.S. Bancorp's President and Chief Executive Officer, John F. Grundhofer, said, "We are very pleased with our second quarter results. The quarter was highlighted by the acquisition of Piper Jaffray and our continuing progress in integrating the former U.S. Bancorp of Portland, including successful core system conversions in five of our six western-most states. Once again, we experienced strong revenue growth year-over-year, while continuing to reduce our base operating expenses. Our performance ratios are among the best in the banking industry and are the direct result of our focus on satisfying our customers needs and creating value for our shareholders."

     During the second quarter, further progress was made towards the full integration of the former First Bank System, Inc. ("FBS") and the former U.S. Bancorp ("USBC") of Portland, Oregon into the new U.S. Bancorp. Core system conversions for the states of California, Utah and Nevada were completed in May, and the conversions for the states of Washington and Idaho were completed in June. The core system conversion for the state of Oregon is scheduled to be completed in July.

     Earnings in the second quarter of 1998 included after-tax nonrecurring merger-related charges of $37.6 million. Approximately $53 million, after tax, of additional merger-related expenses associated with the acquisition of U.S Bancorp of Portland, Oregon are expected to be incurred over the next two quarters. This represents an increase of approximately $25 million, or 5.6 percent, over the $450 million, after-tax, of merger-related charges originally announced in March of 1997. Increased systems conversion costs are the principal reason for the variance.

     The strong operating earnings for the second quarter reflected growth in core noninterest income and a decrease in core noninterest expense from the second quarter of 1997. Comparisons to prior

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 3


periods are affected by the May 1, 1998, acquisition of Piper Jaffray Companies Inc. Without the Piper Jaffray acquisition, noninterest income, before nonrecurring items, increased by $56.3 million, or 13.9 percent, reflecting strong growth in credit card fee revenue and trust and investment management fees. Without the Piper Jaffray acquisition, noninterest expense, before nonrecurring items, declined by $24.9 million, or 4.2 percent. Without the impact of the Piper Jaffray broker/dealer, the efficiency ratio (ratio of expenses to revenues) for the second quarter of 1998 was 46.0 percent, compared to 49.7 percent in the second quarter of 1997.

     Net charge-offs were .77 percent of average loans in the second quarter of 1998, equal to the first quarter of 1998 and slightly higher than the .73 percent in same period of last year. Consumer loans (excluding first mortgage loans) 30 days or more past due were 2.02 percent of loans outstanding in the second quarter of 1998, slightly above the 1.97 percent in the first quarter of 1998 and below the 2.26 percent in the same period of last year. The ratio of allowance for credit losses to nonperforming loans continued to indicate strong reserve coverage of 359 percent at June 30, 1998.

     On April 22, 1998, shareholders authorized an increase in the capital stock necessary to implement a previously announced three-for-one stock split. The stock split was in the form of a 200 percent stock dividend payable May 18, 1998, to shareholders of record on May 4, 1998. The impact of the stock split has been reflected in the second quarter financial statements and all prior periods.

     On June 9, 1998, U.S. Bancorp announced a share repurchase program. The Company's Board of Directors authorized the repurchase of up to $2.5 billion of the Company's common stock over the period ending March 31, 2000. The shares will be repurchased in the open market or through negotiated transactions. During the second quarter, the Company repurchased 6.6 million shares for a total dollar value of $275.2 million.

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 4


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
   INCOME STATEMENT HIGHLIGHTS
----------------------------------------------------------------------------------------------------------------------------------
   (Taxable-equivalent basis, $ in millions,
         except per-share data)                              2Q            2Q       PERCENT         YTD         YTD      PERCENT
                                                            1998          1997       CHANGE        1998        1997       CHANGE
                                                           -----------------------------------------------------------------------
   Net interest income                                       $777.9        $779.6        (0.2)    $1,545.9    $1,541.5        0.3
   Provision for credit losses                                 93.0         101.1        (8.0)       183.0       185.3       (1.2)
   Noninterest income*                                        561.1         405.6        38.3      1,007.0       781.4       28.9
   Noninterest expense*                                       665.1         589.5        12.8      1,224.2     1,165.0        5.1
                                                           ----------------------             ------------------------

   Income before taxes and
       nonrecurring items                                     580.9         494.6        17.4      1,145.7       972.6       17.8
   Taxable-equivalent adjustment                               12.9          14.8       (12.8)        26.0        29.7      (12.5)
   Income taxes*                                              209.8         177.1        18.5        411.5       348.0       18.2
                                                           ----------------------             ------------------------

   Income before nonrecurring items                           358.2         302.7        18.3        708.2       594.9       19.0
   Net nonrecurring items (after-tax)                         (37.6)          1.2          nm        (59.1)        2.3         nm
                                                           ----------------------             ------------------------
   Net income                                                $320.6        $303.9         5.5       $649.1      $597.2        8.7
                                                           ----------------------             ------------------------
   Net income to common                                      $320.6        $300.8         6.6       $649.1      $591.1        9.8
                                                           ----------------------             ------------------------



   Per diluted common share:**
       Earnings, before nonrecurring items                    $0.48         $0.40        20.0        $0.94       $0.79       19.0
                                                           ----------------------             ------------------------
       Earnings on a cash basis,
           before nonrecurring items***                       $0.52         $0.44        18.2        $1.03       $0.86       19.8
                                                           ----------------------             ------------------------

       Net income                                             $0.43         $0.41         4.9        $0.86       $0.80        7.5
                                                           ----------------------             ------------------------
       Earnings on a cash basis***                            $0.47         $0.44         6.8        $0.96       $0.87       10.3
                                                           ----------------------             ------------------------

    *   before effect of nonrecurring items

   **   nonrecurring items reduced earnings by $0.05 in 2Q98 and $0.08 year-to-date 1998 and added $0.01 in 2Q97 and year-to-date
        1997.

        nonrecurring items reduced cash basis earnings by $0.05 in 2Q98 and $0.07 year-to-date 1998 and added $0.01 in year-to-date 1997.

  ***   calculated by adding amortization of goodwill and other intangible assets to net income
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


NET INTEREST INCOME

     Second quarter net interest income on a taxable-equivalent basis was $777.9 million, compared to $779.6 million recorded in the second quarter of 1997. Earning assets increased by $1.6 billion, or 2.6 percent, driven by core commercial and consumer loan growth, partially offset by reductions in investment securities and residential mortgages. Average loans were up $1.9 billion, or 3.5 percent, from the second quarter of 1997. Excluding residential mortgage loans, average loans for the second

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 5


quarter were higher by $2.9 billion, or 6.0 percent, than second quarter of 1997, reflecting growth in the commercial, home equity and second mortgages and credit card loans. Other consumer loans were lower on average than the second quarter of 1997, primarily due to reductions in installment loans in the northwest region.

     Average securities for the second quarter were lower by $846 million than the second quarter of 1997, reflecting both maturities and sales of securities.

     The net interest margin in the second quarter of 1998 of 4.91 percent was below the 1997 margin of 5.05 percent and the first quarter margin of 4.98 percent, primarily due to growth in Payment Systems' noninterest-bearing assets, including corporate and purchasing card loan balances, the additional funding required for the Piper Jaffray acquisition and continued margin compression in the commercial loan portfolio.

  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------
    AVERAGE LOANS
  ------------------------------------------------------------------------------------------------------------------------

    ($ in millions)                                                     2Q                   2Q                 PERCENT
                                                                       1998                 1997                 CHANGE
                                                                   -----------------------------------------------------
    Commercial                                                         $24,264              $22,431                 8.2
    Commercial real estate                                              10,712               10,293                 4.1
                                                                   --------------------------------
          Total commercial                                              34,976               32,724                 6.9

    Home equity and second mortgage                                      5,694                5,072                12.3
    Credit card                                                          3,941                3,546                11.1
    Other                                                                6,636                7,012                (5.4)
                                                                   --------------------------------
          Total consumer, excl. residential                             16,271               15,630                 4.1

    Residential mortgage                                                 4,153                5,161               (19.5)
                                                                   --------------------------------

    Total loans                                                        $55,400              $53,515                 3.5
                                                                   --------------------------------
                                                                   --------------------------------


    Total loans, excluding residential mortgages                       $51,247              $48,354                 6.0
                                                                   --------------------------------
                                                                   --------------------------------

  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 6


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   NONINTEREST INCOME
-----------------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                           2Q            2Q       PERCENT       YTD         YTD         PERCENT
                                                            1998          1997       CHANGE       1998        1997        CHANGE
                                                          ------------------------------------------------------------------------
   Credit card fee revenue*                                  $147.6        $98.8       49.4       $274.4      $189.5          44.8
   Trust and investment management fees                       108.0         87.2       23.9        202.9       171.8          18.1
   Service charges on deposit accounts                         99.4         97.4        2.1        197.3       192.8           2.3
   Investment products fees and commissions                    57.5         16.7      244.3         75.7        32.5         132.9
   Trading account profits and commissions                     28.0          6.8      311.8         35.1        17.3         102.9

   Investment banking revenue                                  29.0         --           nm         29.0       --               nm
   Other                                                       91.6         98.7       (7.2)       192.6       177.5           8.5
                                                          ----------------------            ------------------------
       Subtotal**                                             561.1        405.6       38.3      1,007.0       781.4          28.9

   Net securities gains                                        --            1.9                    12.6         3.6
                                                          ----------------------            ------------------------
       Nonrecurring gains                                      --            1.9                    12.6         3.6
                                                          ----------------------            ------------------------

   Total noninterest income                                  $561.1       $407.5                $1,019.6      $785.0
                                                          ----------------------            ------------------------
                                                          ----------------------            ------------------------

   * Excluding the effects of the 4Q97 NWA contract renewal and the merchant processing alliance buyout, 2Q credit card fee revenue would have increased by $35.1 million, or 35.5%.

   **Excluding Piper Jaffray, fee income, before nonrecurring items, would have increased by $56.3 million, or 13.9%.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------



NONINTEREST INCOME

     Second quarter noninterest income, before nonrecurring items, was $561.1 million, an increase of $155.5 million, or 38.3 percent, from the same quarter of 1997. The increase for the quarter without the Piper Jaffray acquisition was $56.3 million, or 13.9 percent. The increase resulted principally from growth in credit card and trust and investment management fee revenue. Credit card fee revenue increased by $48.8 million, or 49.4 percent, as a result of higher volumes for purchasing and corporate cards and the Northwest Airlines WorldPerks credit card. Second quarter credit card fees were also enhanced by the renewal of the Northwest Airlines WorldPerks program (4Q97) and the buyout of the third party interest in a merchant processing alliance (1Q98). Without these items, credit card fees increased by $35.1 million, or 35.5 percent. Trust and investment management fees were up over the second quarter of 1997 by $20.8 million, or 23.9 percent, due to growth in the corporate, institutional and personal trust businesses and the addition of Piper Jaffray. Without Piper Jaffray, trust and investment management fees grew by $12.9 million, or 14.8 percent. Investment products fees and

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 7

commissions, trading account profits and commissions and investment banking revenue were higher by $40.8 million, $21.2 million and $29.0 million, respectively, reflecting the acquisition of Piper Jaffray. Other noninterest income was lower than the second quarter of 1997 by $7.1 million, or 7.2 percent. The reduction was primarily related to distributions from investment partnerships recorded by the former U.S. Bancorp of Portland in the second quarter of 1997.

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   NONINTEREST EXPENSE
-----------------------------------------------------------------------------------------------------------------------------------
   ($ in millions)
                                                                  2Q            2Q        PERCENT      YTD        YTD     PERCENT
                                                                 1998          1997       CHANGE      1998       1997     CHANGE
                                                               -------------------------------------------------------------------
   Salaries and employee benefits                               $362.1       $304.1        19.1      $655.8     $605.8      8.3
   Net occupancy                                                  47.9         45.2         6.0        91.4       91.0      0.4
   Furniture and equipment                                        39.6         44.2       (10.4)       75.0       87.0    (13.8)
   Goodwill and intangibles                                       36.0         25.8        39.5        69.4       53.2     30.5
   Advertising and marketing                                      17.8         16.6         7.2        33.5       28.9     15.9
   Telephone                                                      17.0         15.7         8.3        32.5       29.3     10.9
   Other personnel costs                                          16.8         16.4         2.4        29.9       32.8     (8.8)
   Professional services                                          15.3         15.1         1.3        26.6       28.6     (7.0)
   Other                                                         112.6        106.4         5.8       210.1      208.4      0.8
                                                               --------------------               --------------------
          Subtotal*                                              665.1        589.5        12.8     1,224.2    1,165.0      5.1

   Merger-related                                                 59.5          --                    106.0        --
                                                               --------------------               --------------------
          Nonrecurring charges                                    59.5          --                    106.0        --
                                                               --------------------               --------------------

   Total noninterest expense                                    $724.6       $589.5                $1,330.2   $1,165.0
                                                               --------------------               --------------------
                                                               --------------------               --------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

   *  Excluding Piper Jaffray, noninterest expense, before nonrecurring items, decreased by $24.9 million, or 4.2%.


NONINTEREST EXPENSE

     Second quarter noninterest expense, before nonrecurring items, totaled $665.1 million, an increase of $75.6 million, or 12.8 percent, from the second quarter of 1997. Without the effect of Piper Jaffray, noninterest expense, before nonrecurring items, decreased by $24.9 million, or 4.2 percent. Excluding Piper Jaffray, expense categories showing the largest decreases over the second quarter of 1997 included salaries and employee benefits, furniture and fixtures and other expenses which were

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 8

favorable by $13.7 million, $8.3 million and $7.0 million, respectively. Goodwill and other intangibles expense was higher than the second quarter of 1997 by $10.2 million, or 39.5 percent, as a result of the Piper Jaffray acquisition, plus several small bank and portfolio purchases during 1997 and the buyout of a merchant processing alliance.

     The $59.5 million of nonrecurring, merger-related expenses incurred in the second quarter of 1998 included $57.8 million of conversion expense for the former U.S. Bancorp of Portland and $1.7 million related to the acquisition of Piper Jaffray. Additional USBC merger-related charges of approximately $53 million, after tax, are expected to be incurred in 1998. Total merger-related charges for USBC will be approximately $475 million, after tax, compared to the Company's original estimate of $450 million, after tax, or 5.6 percent higher, primarily due to an increase in estimated systems conversion related expense.

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR CREDIT LOSSES
-----------------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                          2Q               1Q               4Q             3Q              2Q
                                                           1998             1998             1997           1997            1997
                                                         --------------------------------------------------------------------------
   Balance, beginning of period                            $995.5         $1,008.7         $1,019.9         $999.4          $993.4

   Net charge-offs*
        Commercial                                           16.7             14.1             14.7           83.8            25.2
        Consumer                                             90.0             89.1             88.6           80.7            72.8
                                                         --------------------------------------------------------------------------
        Total                                               106.7            103.2            103.3          164.5            98.0

   Provision for credit losses                               93.0             90.0             90.0           90.0           101.1
   Merger-related provision for credit losses                 --               --               --            95.0             --
   Acquisitions and other additions                           --               --               2.1            --              2.9
                                                         --------------------------------------------------------------------------

   Balance, end of period                                  $981.8           $995.5         $1,008.7       $1,019.9          $999.4
                                                         --------------------------------------------------------------------------
                                                         --------------------------------------------------------------------------

   Net charge-offs to average loans (%)                      0.77             0.77             0.75           1.22            0.73
   Allowance for credit losses to
        period-end loans (%)                                 1.76             1.81             1.84           1.88            1.85

*  3Q 1997 includes merger-related commercial charge-offs of $55.3 million and consumer charge-offs of $7.0 million
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 9

CREDIT QUALITY

     Total net charge-offs in the second quarter of 1998 were $106.7 million, $3.5 million higher than the first quarter of 1998 and $8.7 million higher than the second quarter of 1997. Consumer loan net charge-offs of $90.0 million were $.9 million higher than the first quarter of 1998 and higher than the same
period of 1997 by $17.2 million.   Credit card loan net charge-offs were 4.84
percent of average loans for the second quarter of 1998, higher than the first quarter of 1998 ratio of 4.20 percent and the second quarter of 1997 ratio of
4.03 percent, primarily due to seasonally higher bankruptcies and fraud-related charge-offs. Other consumer loan net charge-offs were 1.33 percent, lower than the first quarter of 1998 ratio of 1.53 percent, but higher than the second quarter of 1997 ratio of 1.21 percent. A portion of the improvement over the first quarter of 1998 reflects a decrease in charge-offs in the northwest region's portfolio of installment loans.

      Consumer loans (excluding first mortgage loans) 30 days or more past due were 2.02 percent of the portfolio at June 30, 1998, compared with 1.97 percent in the first quarter of 1998 and 2.26 percent in the second quarter of 1997.

     Commercial loan net charge-offs were $16.7 million for the second quarter, compared with net charge-offs of $14.1 million in the first quarter of 1998 and $25.2 million in the second quarter of 1997.

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 10


---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
 CONSUMER CREDIT
---------------------------------------------------------------------------------------------------------------
   (Percent)
                                         JUN 30         MAR 31         DEC 31         SEP 30         JUN 30
                                          1998           1998           1997           1997           1997
                                         ----------------------------------------------------------------------
Net Charge-off Ratios:*
   Credit cards                              4.84           4.20           3.87           4.23           4.03
   Other consumer                            1.33           1.53           1.59           1.28           1.21
       Subtotal, excl. first mortgage        2.18           2.19           2.16           1.98           1.85

   First mortgage                            0.15           0.22           0.16           0.13           0.05
       Total consumer                        1.77           1.76           1.70           1.54           1.40

Delinquency Ratios (including NPLs):
   Total consumer, excl. first mortgage
       Past due 30+ days                     2.02           1.97           2.36           2.17           2.26
       Past due 90+ days                     0.50           0.51           0.49           0.43           0.42

   Total consumer
       Past due 30+ days                     2.31           2.38           2.76           2.57           2.47
       Past due 90+ days                     0.70           0.77           0.70           0.66           0.67

*  annualized and calculated on average loan balances
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------


     The allowance for credit losses was $981.8 million at June 30, 1998, down from $999.4 million at June 30, 1997. The ratio of allowance for credit losses to nonperforming loans was 359 percent at June 30, 1998, compared to 340 percent at March 31, 1998, and 310 percent at June 30, 1997.

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 11


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
 ASSET QUALITY
--------------------------------------------------------------------------------------------------------------------------------
 ($ in millions)
                                                         JUN 30         MAR 31          DEC 31          SEP 30        JUN 30
                                                          1998           1998            1997            1997          1997
                                                        ------------------------------------------------------------------------
Nonperforming loans
     Commercial                                            $140.2           $161.5          $179.1         $176.2        $199.4
     Commercial real estate                                  68.9             61.3            60.3           62.4          59.4
     Consumer                                                64.4             70.1            57.7           58.5          63.2
                                                        ------------------------------------------------------------------------
     Total                                                  273.5            292.9           297.1          297.1         322.0

Other real estate                                            17.3             21.6            30.1           29.0          22.7
Other nonperforming assets                                    9.6             10.9            12.3           12.1           8.1
                                                        ------------------------------------------------------------------------

Total nonperforming assets*                                $300.4           $325.4          $339.5         $338.2        $352.8
                                                        ------------------------------------------------------------------------
                                                        ------------------------------------------------------------------------

Accruing loans 90 days past due                             $86.6            $91.7           $93.8          $79.5         $86.0
                                                        ------------------------------------------------------------------------
                                                        ------------------------------------------------------------------------

Allowance to nonperforming loans (%)                          359              340             340            343           310
Allowance to nonperforming assets (%)                         327              306             297            302           283

Nonperforming assets to loans
     plus ORE (%)                                            0.54             0.59            0.62           0.62          0.65

*  does not include accruing loans 90 days past due
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------



     Nonperforming assets at June 30, 1998, totaled $300.4 million, lower by $25.0 million, or 7.7 percent, than March 31, 1998, and lower by $52.4 million, or 14.9 percent, than June 30, 1997. The ratio of nonperforming assets to loans and other real estate was .54 percent at June 30, 1998, lower than the ratio at March 31, 1998, of .59 percent and at June 30, 1997, of .65 percent.

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 12


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
   CAPITAL POSITION
----------------------------------------------------------------------------------------------------------------------------------
   (Percent)                                              JUN 30           MAR 31           DEC 31         SEP 30         JUN 30
                                                           1998             1998             1997           1997           1997
                                                        ------------------------------------------------------------------------
   Common equity to assets                                   8.3              8.6              8.3            8.0            8.0
   Total shareholders' equity to assets                      8.3              8.6              8.3            8.2            8.2
   Tangible common equity to assets*                         6.5              7.4              7.0            6.7            6.7
   Tier 1 capital ratio                                      7.2              7.8              7.4            7.2            7.6
   Total risk-based capital ratio                           11.5             11.9             11.6           11.4           11.9
   Leverage ratio                                            7.4              7.7              7.3            7.3            7.5

   *  calculated by deducting goodwill from common equity and assets
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


CAPITAL
     At June 30, 1998, the common-equity-to-assets ratio was 8.3 percent, compared with a ratio of 8.0 percent at June 30, 1997, and the regional bank peer group average of 8.1 percent at March 31, 1998.

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  COMMON SHARES
----------------------------------------------------------------------------------------------------------------------------------
  (Millions)
                                                               2Q             1Q             4Q              3Q             2Q
                                                              1998           1998           1997            1997           1997
                                                            ----------------------------------------------------------------------
  Beginning shares outstanding                                742.5           739.9           735.1           732.6         735.6

  Shares issued for stock option and stock
  purchase plans and other corporate purposes                   3.8             2.6             4.9             4.0           4.0
  Shares repurchased                                          (6.6)             --            (0.1)           (1.5)         (7.0)
  Ending shares outstanding                                   739.7           742.5           739.9           735.1         732.6
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


     On June 9, 1998, the Company announced a $2.5 billion share repurchase program. Between June 9, 1998 and June 30, 1998, the Company repurchased 6.6 million shares for a total dollar value of $275.2 million in both open market and privately negotiated transactions.

U.S. Bancorp Reports Second Quarter 1998 Results
July 15, 1998
Page 13


     Minneapolis-based U.S. Bancorp ("USB"), with $74 billion in assets, is the 14th largest bank holding company in the nation and operates approximately 1,000 banking offices in 17 Midwestern and Western states. The company provides comprehensive banking, trust, investment and payment systems products and services to consumers, businesses and institutions. It operates a network of 4,800 ATMs and provides 24 hour, seven days a week telephone customer service. The company offers full-service brokerage services at 91 offices in the West and Midwest through Piper Jaffray Inc., the 11th largest brokerage in the nation. The company is the largest provider of Visa corporate and purchasing cards in the world, and is one of the largest providers of corporate trust services in the nation.



FORWARD-LOOKING STATEMENTS

     This press release includes forward-looking statements that involve inherent risks and uncertainties. U.S. Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas in which the Company operates, inflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating the former U.S. Bancorp.

                                        ###

U. S. Bancorp
CONSOLIDATED STATEMENT OF INCOME


                                                                           Three Months Ended            Six Months Ended
                                                                 ------------------------------------------------------------
(Dollars in Millions, Except Per Share Data)                             June 30        June 30        June 30       June 30
(Unaudited)                                                                 1998           1997           1998          1997
-----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                                   $1,225.6       $1,197.6       $2,429.8      $2,350.8
Securities:
  Taxable                                                                   78.2           95.4          164.0         192.0
  Exempt from federal income taxes                                          15.6           17.4           31.7          34.7
Other interest income                                                       30.2           18.4           49.2          35.5
                                                                 ------------------------------------------------------------
      Total interest income                                              1,349.6        1,328.8        2,674.7       2,613.0
INTEREST EXPENSE
Deposits                                                                   352.2          363.6          707.3         715.4
Federal funds purchased and repurchase agreements                           41.8           50.8           75.4          98.7
Other short-term funds borrowed                                             14.3           33.1           27.1          70.0
Long-term debt                                                             157.8          104.2          314.2         192.5
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the junior subordinated
  debentures of the parent company                                          18.5           12.3           30.8          24.6
                                                                 ------------------------------------------------------------
      Total interest expense                                               584.6          564.0        1,154.8       1,101.2
                                                                 ------------------------------------------------------------
Net interest income                                                        765.0          764.8        1,519.9       1,511.8
Provision for credit losses                                                 93.0          101.1          183.0         185.3
                                                                 ------------------------------------------------------------
Net interest income after provision for credit losses                      672.0          663.7        1,336.9       1,326.5
NONINTEREST INCOME
Credit card fee revenue                                                    147.6           98.8          274.4         189.5
Trust and investment management fees                                       108.0           87.2          202.9         171.8
Service charges on deposit accounts                                         99.4           97.4          197.3         192.8
Investment products fees and commissions                                    57.5           16.7           75.7          32.5
Trading account profits and commissions                                     28.0            6.8           35.1          17.3
Investment banking revenue                                                  29.0             --           29.0            --
Securities gains                                                              --            1.9           12.6           3.6
Other                                                                       91.6           98.7          192.6         177.5
                                                                 ------------------------------------------------------------
      Total noninterest income                                             561.1          407.5        1,019.6         785.0
NONINTEREST EXPENSE
Salaries                                                                   303.3          246.9          542.9         487.5
Employee benefits                                                           58.8           57.2          112.9         118.3
Net occupancy                                                               47.9           45.2           91.4          91.0
Furniture and equipment                                                     39.6           44.2           75.0          87.0
Goodwill and other intangible assets                                        36.0           25.8           69.4          53.2
Advertising and marketing                                                   17.8           16.6           33.5          28.9
Telephone                                                                   17.0           15.7           32.5          29.3
Other personnel costs                                                       16.8           16.4           29.9          32.8
Professional services                                                       15.3           15.1           26.6          28.6
Merger-related                                                              59.5             --          106.0            --
Other                                                                      112.6          106.4          210.1         208.4
                                                                 ------------------------------------------------------------
      Total noninterest expense                                            724.6          589.5        1,330.2       1,165.0
                                                                 ------------------------------------------------------------

Income before income taxes                                                 508.5          481.7        1,026.3         946.5
Applicable income taxes                                                    187.9          177.8          377.2         349.3
                                                                 ------------------------------------------------------------
Net income                                                                $320.6         $303.9         $649.1        $597.2
                                                                 ------------------------------------------------------------
                                                                 ------------------------------------------------------------
Net income applicable to common equity                                    $320.6         $300.8         $649.1        $591.1
                                                                 ------------------------------------------------------------
                                                                 ------------------------------------------------------------

EARNINGS PER COMMON SHARE
Average shares outstanding                                           739,630,613    733,120,503    739,171,968    734,170,890
Earnings per share                                                          $.43           $.41           $.88          $.81
                                                                 ------------------------------------------------------------
                                                                 ------------------------------------------------------------

Diluted average shares outstanding                                   752,410,125    741,450,456    752,049,262    742,466,421
Diluted earnings per share                                                  $.43           $.41           $.86          $.80
                                                                 ------------------------------------------------------------
                                                                 ------------------------------------------------------------


U.S. Bancorp
CONSOLIDATED BALANCE SHEET


                                                                                        June 30    December 31        June 30
(Dollars in Millions)                                                                      1998           1997           1997
-----------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                               (Unaudited)                   (Unaudited)
Cash and due from banks                                                                  $4,537         $4,739         $4,299
Federal funds sold                                                                          743             62          1,538
Securities purchased under agreements to resell                                             594            630            486
Trading account securities                                                                  411            195            176
Available-for-sale securities                                                             5,923          6,885          6,112
Held-to-maturity securities (fair value: June 30, 1997 - $773)                               --             --            760
Loans                                                                                    55,778         54,708         54,158
  Less allowance for credit losses                                                          982          1,009            999
                                                                                   -------------------------------------------
  Net loans                                                                              54,796         53,699         53,159
Premises and equipment                                                                      901            860            963
Interest receivable                                                                         414            405            409
Customers' liability on acceptances                                                         292            535            780
Goodwill and other intangible assets                                                      1,967          1,482          1,417
Other assets                                                                              3,172          1,803          1,576
                                                                                   -------------------------------------------
    Total assets                                                                        $73,750        $71,295        $71,675
                                                                                   -------------------------------------------
                                                                                   -------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                                                   $15,745        $14,544        $15,978
  Interest-bearing                                                                       33,562         34,483         34,834
                                                                                   -------------------------------------------
    Total deposits                                                                       49,307         49,027         50,812
Federal funds purchased                                                                     546            800            860
Securities sold under agreements to repurchase                                            1,460          1,518          1,372
Other short-term funds borrowed                                                           1,484            974          2,354
Long-term debt                                                                           11,381         10,247          7,583
Company-obligated mandatorily redeemable preferred securities of subsidiary
  trusts holding solely the junior subordinated debentures of the parent company            950            600            600
Acceptances outstanding                                                                     292            535            780
Other liabilities                                                                         2,203          1,704          1,461
                                                                                   -------------------------------------------
    Total liabilities                                                                    67,623         65,405         65,822


Shareholders' equity:
  Preferred stock                                                                            --             --            150
  Common stock                                                                              931            925            946
  Capital surplus                                                                         1,358          1,261          1,142
  Retained earnings                                                                       4,034          3,645          4,154
  Accumulated other comprehensive income                                                     58             59              5
  Treasury stock                                                                           (254)            --           (544)
                                                                                   -------------------------------------------
    Total shareholders' equity                                                            6,127          5,890          5,853
                                                                                   -------------------------------------------
    Total liabilities and shareholders' equity                                          $73,750        $71,295        $71,675
                                                                                   -------------------------------------------
                                                                                   -------------------------------------------



                                                                         Page 15